Term Sheet	Date Prepared: October 19, 2006
Citigroup Mortgage Loan Trust 2006-FX1 Asset-Backed Certificates,
Series 2006-FX1

Approximate Total Offered Size: $400,181,000
Citigroup Global Markets Realty Corp.
Seller
Ameriquest Mortgage Company
Wells Fargo Bank N.A.
Cenlar FSB
Servicers
Citigroup Mortgage Loan Trust Inc.
Depositor
Wells Fargo Bank N.A.
Master Servicer

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1(5)	$152,830,000	FLT/SR/SEQ	9.85%	[AAA]	[Aaa]	[AAA]	1.00/1.00	1- 23 / 1 - 23
A-2(5)	$12,848,000	FLT/SR/SEQ	9.85%	[AAA]	[Aaa]	[AAA]	2.00/2.00	23 - 25 / 23 - 25
A-3(5)	$97,088,000	FLT/SR/SEQ	9.85%	[AAA]	[Aaa]	[AAA]	3.00/3.00	25 - 52 / 25 - 52
A-4	$30,984,000	FIX/SR/SEQ	9.85%	[AAA]	[Aaa]	[AAA]	5.00/5.00	52 - 70 / 52 - 70
A-5	$49,982,000	FIX/SR/SEQ	9.85%	[AAA]	[Aaa]	[AAA]	8.01 / 10.12	70 - 105 / 70 - 240
A-6	$23,193,000	FIX/SR/NAS	9.85%	[AAA]	[Aaa]	[AAA]	6.53 / 6.66	37 - 105 / 37 - 238
M-1	$12,921,000	FIX/MEZZ	6.80%	[AA]	[Aa2]	[AA (high)]	5.79 / 6.35	37 - 105 / 37 - 177
M-2	$10,168,000	FIX/MEZZ	4.40%	[A+]	[A2]	[A (high)]	5.79 / 6.27	37 - 105 / 37 - 162
M-3	$8,049,000	FIX/MEZZ	2.50%	[BBB+]	[Baa2]	[BBB (high)]	5.79 / 6.13	37 - 105 / 37 - 144
M-4	$2,118,000	FIX/MEZZ	2.00%	[BBB]	[Baa3]	[BBB]	5.79 / 5.95	37 - 105 / 37 - 121

NON-OFFERED CERTIFICATES
A-7	$15,000,000	FIX/SR/NAS	9.85%	[AAA]	[Aaa]	[AAA]
CE
P
R
R-X

(1)	Certificate sizes are subject to change (+/- 5%)
(2)	The Class A-1, Class A-2 and Class A-3 Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date.
(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization
(5)
The Class A-1, A-2 and Class A-3 Certificates will have the benefit of a yield maintenance agreement. The Class A-1, Class A-2 and Class A-3 yield maintenance agreement will have a strike rate as shown on pages 14-16.

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[October 25, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	[October 31, 2006]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Wells Fargo Bank N.A.]

For Further Information:

Mortgage Finance Perry De Felice (212) 723-1153 Venkat Veerubhotla (212) 723-6662 Sang Shin (212) 723-6586 Kapil Dargan (212) 723-6195 Juliana Castelli (212)-723-6503	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2006-FX1, Asset-Backed Certificates, Series 2006-FX1
Offered Certificates:
Approximately $ 366,925,000 senior floating and fixed rate certificates (the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates) and approximately $33,256,000 mezzanine fixed rate certificates (the Class M-1, Class M-2, Class M-3 Class M-4 Certificates).

Non-Offered Certificates:	Class A-7, CE, P, R and R-X Certificates.
Class A Certificates:	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates.
Class A NAS Certificates:	Class A-6 and Class A-7 Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.
Floating-Rate Certificates	Class A-1, Class A-2 and Class A-3 Certificates.
Fixed-Rate Certificates	Class A-4, Class A-5, Class A-6, Class A-7 and Class M Certificates.
Seller:	Citigroup Global Markets Realty Corp.
Originator:	Opteum Financial Services, LLC 61.28% Ameriquest Mortgage Company 37.98% MortgageIT, Inc. 0.74%
Servicers:	Ameriquest Mortgage Company Wells Fargo Bank N.A. Cenlar FSB
Master Servicer and Trust Administrator	Wells Fargo Bank N.A.
Depositor:	Citigroup Mortgage Loan Trust Inc.
Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	U.S. Bank, National Association
Mortgage Loans:
As of the Cut-off Date, the Mortgage Pool consists of approximately 1,340 fixed-rate, 15-year, 20-year, 25-year and 30-year, first lien mortgage loans, with an outstanding principal balance of approximately $ 423,655,890 as of the Cut-off Date.
The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about October 31, 2006.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing November 27, 2006
Cut-Off Date:	October 1, 2006.
Payment Delay:	The Floating-Rate Certificates have a 0 day delay. The Fixed-Rate Certificates have a [24]-day delay.
Day Count:	The Floating-Rate Certificates are Actual/360. The Fixed-Rate Certificates are 30/360.
Administrative Fee Rate:	Sum of the weighted average of the Servicing Fee Rate, Lender Paid Mortgage Insurance Fee Rate, Master Servicing Fee Rate and Credit Risk Manager Fee Rate equal to [0.353%] per annum.
Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be October 2036.
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.
Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:	2.3% CPR growing to 23.0% CPR over 10 months and remaining at 23.0% CPR thereafter.
Pass-Through Rate:	For any Distribution Date the Pass-Through Rate will be the lesser of (i) the Coupon Rate, as specified below, (including the Step-Up Coupon Rate described below) or (ii) Net WAC Rate.
Coupon Rate and Step- Up Coupon Rate:	Class	Coupon Rate	Step-Up Coupon Rate*
	A-1	1 Month Libor + [ ]%	1ml + 2.0 x [ ]%
	A-2	1 Month Libor + [ ]%	1ml + 2.0 x [ ]%
	A-3	1 Month Libor + [ ]%	1ml + 2.0 x [ ]%
	A-4	[ ]%	Coupon Rate + 1.50%
	A-5	[ ]%	Coupon Rate + 1.50%
	A-6	[ ]%	Coupon Rate + 1.50%
	A-7	[ ]%	Coupon Rate + 1.50%
	M-1	[ ]%	Coupon Rate + 0.50%
	M-2	[ ]%	Coupon Rate + 0.50%
	M-3	[ ]%	Coupon Rate + 0.50%
	M-4	[ ]%	Coupon Rate + 0.50%
*The Coupon Rate will step-up if the Optional Termination is not exercised.
Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 19.70% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date or if a Trigger Event occurs unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)       the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, servicer and master servicer to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “Net WAC Rate Carryover Amount” (if any)

Net WAC Cap:
For any Distribution Date, the Net WAC Rate will equal the weighted average Net Mortgage Rate of the Mortgage Loans. The Net WAC Rate is subject to an adjustment, in the case of the Floating-Rate Certificates, based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
Net WAC Rate Carryover Amount:
On any Distribution Date, the excess of (i) the amount of interest the Offered and Class A-7 Certificates would have accrued for such Distribution Date based on its respective Coupon Rate (or Step-Up Coupon Rate), over (ii) the amount of interest the Offered and Class A-7 Certificates accrued for such Distribution Date based on the Net WAC Cap, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related Coupon Rate (or Step-Up Coupon Rate, as applicable) for the most recent accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the Net WAC Rate Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing:
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, Master Servicer, the Trust Administrator, the Trustee or the Credit Risk Manager, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the Servicer; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the aggregate outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the lesser of the Principal Distribution Amount and the aggregate certificate principal balance of the Class A Certificates. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate outstanding Certificate Principal Balance of the Class A Certificates over (ii) the lesser of (a) approximately 80.30% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.35% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A NAS Certificates in an amount equal to the Class A NAS Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates and seventh, to the Class A NAS Certificates without regards to Class A NAS Lockout Distribution Amount, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero, provided however that any distribution made to the Class A NAS Certificates will be distributed pro rata to the Class A-6 and Class A-7 Certificates.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class A NAS Certificates Lockout Distribution Amount:
With respect to any Distribution Date, the product of (a) the Class A NAS Lockout Percentage for that Distribution Date and (b) the Class A NAS Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A NAS Lockout Distribution Amount for a Distribution Date exceed the Class A Principal Distribution Amount or the Certificate Principal Balance of the Class A NAS immediately prior to that distribution date.

Class A NAS Lockout Percentage:	For each Distribution Date will be as follows:
Period	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%
Class A NAS Pro Rata Distribution Amount:
With respect to any Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the Certificate Principal Balance of the Class A NAS Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and (b) the Class A Principal Distribution Amount.

Class M Principal Distribution Amount:
The Mezzanine Certificates will NOT receive any principal payments prior to the Stepdown Date unless the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero. Thereafter (assuming no Trigger Event is in effect), principal will be shared among the classes of Mezzanine Certificates to maintain the lesser of in each case, (i) approximately 2x the initial targeted credit support for such class and (ii) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.35% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class A Principal Distribution Amount to the Class A Certificates, in the order of priority set forth above, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balances of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay up to an amount equal to the Class A Principal Distribution Amounts to the Class A Certificates, in the order of priority set forth above, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.
b)  To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.  To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level, and to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6. From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7. From Excess Interest, if any, to pay any Net WAC Rate Carryover Amounts to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed Net WAC Rate Carryover Amounts.
8. To the holders of the Class CE and P Certificates as provided in the Pooling and Servicing Agreement.
9. To the holders of the Class R and R-X Certificates, any remaining amounts.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the Distribution Date in November 2009 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
   (i)    the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
November 2008 through October 2009	[0.35]%
November 2009 through October 2010	[0.85]%
November 2010 through October 2011	[1.50]%
November 2011 through October 2012	[2.15]%
November 2012 through October 2013	[2.50]%
November 2013 and thereafter	[2.55]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [35.53%] of the Senior Enhancement Percentage.
60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination
Class	Initial Credit Support*/**	Target Credit Support**
A	[9.85%]	[19.70%]
M-1	[6.80%]	[13.60%]
M-2	[4.40%]	[8.80%]
M-3	[2.50%]	[5.00%]
M-4	[2.00%]	[4.00%]
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [2.00%] of the Principal Balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [4.00%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.35%] of the principal balance of the Mortgage Loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.
Yield Maintenance Agreement:
The holders of the Class A-1, Class A-2 and Class A-3 Certificates will have the benefit of a yield maintenance agreement. The yield maintenance agreement is intended to mitigate the interest rate risk that could result from the difference between (a) One-Month LIBOR and (b) the scheduled strike rates as shown on pages 14-16. Any payments from the yield maintenance agreement will come into effect after the distribution of net monthly excess cashflow.

Net WAC Cap and Effective Maximum Rate for the Class A-1 Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	5.48	20.10
2	5.48	20.10
3	5.48	20.10
4	5.48	20.10
5	5.48	20.10
6	5.48	20.10
7	5.48	20.10
8	5.48	20.10
9	5.48	20.10
10	5.48	20.10
11	5.48	20.10
12	5.48	20.10
13	5.48	20.10
14	5.48	20.10
15	5.48	20.10
16	5.48	20.10
17	5.48	20.10
18	5.48	20.10
19	5.48	20.10
20	5.48	20.10
21	5.48	20.10
22	5.48	20.10
23	5.48	20.10

Assumptions:
(1)	Assumes 1mLIBOR stays at 5.38% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class A-2 Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	5.58	20.20
2	5.58	20.20
3	5.58	20.20
4	5.58	20.20
5	5.58	20.20
6	5.58	20.20
7	5.58	20.20
8	5.58	20.20
9	5.58	20.20
10	5.58	20.20
11	5.58	20.20
12	5.58	20.20
13	5.58	20.20
14	5.58	20.20
15	5.58	20.20
16	5.58	20.20
17	5.58	20.20
18	5.58	20.20
19	5.58	20.20
20	5.58	20.20
21	5.58	20.20
22	5.58	20.20
23	5.58	20.20
24	5.58	20.20
25	5.58	20.20

Assumptions:
(1) Assumes 1mLIBOR stays at 5.38% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3) Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class A-3 Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	5.68	20.30	28	5.68	20.30
2	5.68	20.30	29	5.68	20.30
3	5.68	20.30	30	5.68	20.30
4	5.68	20.30	31	5.68	20.30
5	5.68	20.30	32	5.68	20.30
6	5.68	20.30	33	5.68	20.30
7	5.68	20.30	34	5.68	20.30
8	5.68	20.30	35	5.68	20.30
9	5.68	20.30	36	5.68	20.30
10	5.68	20.30	37	5.68	20.30
11	5.68	20.30	38	5.68	20.30
12	5.68	20.30	39	5.68	20.30
13	5.68	20.30	40	5.68	20.30
14	5.68	20.30	41	5.68	20.30
15	5.68	20.30	42	5.68	20.30
16	5.68	20.30	43	5.68	20.30
17	5.68	20.30	44	5.68	20.30
18	5.68	20.30	45	5.68	20.30
19	5.68	20.30	46	5.68	20.30
20	5.68	20.30	47	5.68	20.30
21	5.68	20.30	48	5.68	20.30
22	5.68	20.30	49	5.68	20.30
23	5.68	20.30	50	5.68	20.30
24	5.68	20.30	51	5.68	20.30
25	5.68	20.30	52	5.68	20.30
26	5.68	20.30
27	5.68	20.30

Assumptions:
(1) Assumes 1mLIBOR stays at 5.38% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3) Includes cash from Cap Agreement.

A-1 Basis Risk Cap Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Period	Notional Balance ($)	Strike (%)
1	152,830,000.00	8.802	28	54,603,916.79	7.409
2	151,150,848.33	7.314	29	51,118,298.99	8.235
3	149,053,366.82	7.079	30	47,668,788.20	7.448
4	146,540,493.28	7.085	31	44,255,015.29	7.722
5	143,614,613.09	7.863	32	40,876,614.88	7.491
6	140,279,851.92	7.100	33	37,533,225.31	7.767
7	136,541,804.82	7.349	34	34,224,488.58	7.536
8	132,429,928.88	7.119	35	30,950,050.35	7.560
9	128,210,730.27	7.371	36	27,709,559.87	7.841
10	123,963,659.19	7.142	37	24,502,669.97	7.610
11	119,760,475.47	7.153	38	21,544,120.81	7.892
12	115,600,730.89	7.407	39	18,617,741.20	7.658
13	111,483,981.76	7.177	40	15,723,199.99	7.683
14	107,409,788.92	7.433	41	12,860,169.42	8.546
15	103,377,717.68	7.203	42	10,028,325.15	7.736
16	99,387,337.74	7.216	43	7,227,346.18	8.026
17	95,438,223.19	7.735	44	4,456,914.86	7.793
18	91,529,952.47	7.244	45	1,716,716.82	8.087
19	87,662,108.27	7.503	46 and thereafter	0	N/A
20	83,834,277.55	7.273
21	80,046,051.44	7.534
22	76,297,025.27	7.304
23	72,586,798.43	7.320
24	68,914,974.42	7.585
25	65,281,160.78	7.354
26	61,684,968.99	7.621
27	58,126,014.54	7.390

A-2 Basis Risk Cap Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Period	Notional Balance ($)	Strike (%)
1	12,848,000.00	8.702	28	12,848,000.00	7.309
2	12,848,000.00	7.214	29	12,848,000.00	8.135
3	12,848,000.00	6.979	30	12,848,000.00	7.348
4	12,848,000.00	6.985	31	12,848,000.00	7.622
5	12,848,000.00	7.763	32	12,848,000.00	7.391
6	12,848,000.00	7.000	33	12,848,000.00	7.667
7	12,848,000.00	7.249	34	12,848,000.00	7.436
8	12,848,000.00	7.019	35	12,848,000.00	7.460
9	12,848,000.00	7.271	36	12,848,000.00	7.741
10	12,848,000.00	7.042	37	12,848,000.00	7.510
11	12,848,000.00	7.053	38	12,848,000.00	7.792
12	12,848,000.00	7.307	39	12,848,000.00	7.558
13	12,848,000.00	7.077	40	12,848,000.00	7.583
14	12,848,000.00	7.333	41	12,848,000.00	8.446
15	12,848,000.00	7.103	42	12,848,000.00	7.636
16	12,848,000.00	7.116	43	12,848,000.00	7.926
17	12,848,000.00	7.635	44	12,848,000.00	7.693
18	12,848,000.00	7.144	45	12,848,000.00	7.987
19	12,848,000.00	7.403	46	11,854,440.97	7.754
20	12,848,000.00	7.173	47	9,173,779.42	7.786
21	12,848,000.00	7.434	48	6,522,427.50	8.087
22	12,848,000.00	7.204	49	3,900,083.69	7.855
23	12,848,000.00	7.220	50	1,306,449.63	8.161
24	12,848,000.00	7.485	51 and thereafter	0	N/A
25	12,848,000.00	7.254
26	12,848,000.00	7.521
27	12,848,000.00	7.290

A-3 Basis Risk Cap Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Period	Notional Balance ($)	Strike (%)
1	97,088,000.00	8.602	44	97,088,000.00	7.593
2	97,088,000.00	7.114	45	97,088,000.00	7.887
3	97,088,000.00	6.879	46	97,088,000.00	7.654
4	97,088,000.00	6.885	47	97,088,000.00	7.686
5	97,088,000.00	7.663	48	97,088,000.00	7.987
6	97,088,000.00	6.900	49	97,088,000.00	7.755
7	97,088,000.00	7.149	50	97,088,000.00	8.061
8	97,088,000.00	6.919	51	95,829,230.04	7.829
9	97,088,000.00	7.171	52	93,292,132.72	7.869
10	97,088,000.00	6.942	53	90,782,868.51	8.790
11	97,088,000.00	6.953	54	88,301,151.27	7.953
12	97,088,000.00	7.207	55	85,846,697.84	8.275
13	97,088,000.00	6.977	56	83,419,228.01	8.046
14	97,088,000.00	7.233	57	81,018,464.49	8.375
15	97,088,000.00	7.003	58	78,640,309.97	8.147
16	97,088,000.00	7.016	59	76,281,027.21	8.202
17	97,088,000.00	7.535	60	73,946,653.13	8.545
18	97,088,000.00	7.044	61	71,638,097.53	8.320
19	97,088,000.00	7.303	62	69,510,450.31	8.667
20	97,088,000.00	7.073	63	67,405,952.63	8.438
21	97,088,000.00	7.334	64	65,324,362.43	8.501
22	97,088,000.00	7.104	65	63,265,440.16	9.180
23	97,088,000.00	7.120	66	61,228,948.78	8.639
24	97,088,000.00	7.385	67	59,214,653.71	9.919
25	97,088,000.00	7.154	68	57,410,307.60	10.645
26	97,088,000.00	7.421	69	55,827,838.57	11.098
27	97,088,000.00	7.190	70	54,262,492.42	10.820
28	97,088,000.00	7.209	71	52,714,088.80	10.913
29	97,088,000.00	8.035	72	51,182,449.22	11.388
30	97,088,000.00	7.248	73	49,667,397.06	11.114
31	97,088,000.00	7.522	74	48,233,513.94	11.598
32	97,088,000.00	7.291	75	46,814,624.40	11.319
33	97,088,000.00	7.567	76	45,410,574.58	11.430
34	97,088,000.00	7.336	77	44,021,212.16	12.816
35	97,088,000.00	7.360	78	42,646,386.39	11.669
36	97,088,000.00	7.641	79	41,285,948.05	12.202
37	97,088,000.00	7.410	80	39,939,749.44	11.936
38	97,088,000.00	7.692	81	38,607,644.36	12.493
39	97,088,000.00	7.458	82	37,289,488.10	12.234
40	97,088,000.00	7.483	83	35,985,137.43	12.397
41	97,088,000.00	8.346	84	34,694,450.59	12.999
42	97,088,000.00	7.536	85	33,417,287.22	12.754
43	97,088,000.00	7.826	86 and thereafter	0	N/A

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.83	1.00	0.71	0.56
Principal Window (mos)	1 - 45	1 - 23	1 - 16	1 - 12
Principal Window End (date)	Jul 2010	Sep 2008	Feb 2008	Oct 2007

A-2
WAL (yrs)	3.95	2.00	1.35	1.02
Principal Window (mos)	45 - 50	23 - 25	16 - 17	12 - 13
Principal Window End (date)	Dec 2010	Nov 2008	Mar 2008	Nov 2007

A-3
WAL (yrs)	6.57	3.00	1.91	1.41
Principal Window (mos)	50 - 126	25 - 52	17 - 30	13 - 22
Principal Window End (date)	Apr 2017	Feb 2011	Apr 2009	Aug 2008

A-4
WAL (yrs)	12.17	5.00	2.74	1.98
Principal Window (mos)	126 - 168	52 - 70	30 - 36	22 - 26
Principal Window End (date)	Oct 2020	Aug 2012	Oct 2009	Dec 2008

A-5
WAL (yrs)	19.20	10.12	5.16	2.52
Principal Window (mos)	168 - 345	70 - 240	36 - 158	26 - 35
Principal Window End (date)	Jul 2035	Oct 2026	Dec 2019	Sep 2009

A-6
WAL (yrs)	8.04	6.66	6.25	5.17
Principal Window (mos)	37 - 343	37 - 238	41 - 156	35 - 112
Principal Window End (date)	May 2035	Aug 2026	Oct 2019	Feb 2016

A-7
WAL (yrs)	8.04	6.66	6.25	5.17
Principal Window (mos)	37 - 342	37 - 238	41 - 156	35 - 112
Principal Window End (date)	Apr 2035	Aug 2026	Oct 2019	Feb 2016

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-1
WAL (yrs)	12.03	6.35	4.48	4.04
Principal Window (mos)	67 - 300	37 - 177	40 - 115	43 - 81
Principal Window End (date)	Oct 2031	Jul 2021	May 2016	Jul 2013

M-2
WAL (yrs)	11.95	6.27	4.37	3.78
Principal Window (mos)	67 - 282	37 - 162	38 - 105	40 - 74
Principal Window End (date)	Apr 2030	Apr 2020	Jul 2015	Dec 2012

M-3
WAL (yrs)	11.75	6.13	4.24	3.59
Principal Window (mos)	67 - 259	37 - 144	37 - 93	38 - 65
Principal Window End (date)	May 2028	Oct 2018	Jul 2014	Mar 2012

M-4
WAL (yrs)	11.46	5.95	4.09	3.43
Principal Window (mos)	67 - 223	37 - 121	37 - 77	38 - 55
Principal Window End (date)	May 2025	Nov 2016	Mar 2013	May 2011

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.83	1.00	0.71	0.56
Principal Window (mos)	1 - 45	1 - 23	1 - 16	1 - 12
Principal Window End (date)	Jul 2010	Sep 2008	Feb 2008	Oct 2007

A-2
WAL (yrs)	3.95	2.00	1.35	1.02
Principal Window (mos)	45 - 50	23 - 25	16 - 17	12 - 13
Principal Window End (date)	Dec 2010	Nov 2008	Mar 2008	Nov 2007

A-3
WAL (yrs)	6.57	3.00	1.91	1.41
Principal Window (mos)	50 - 126	25 - 52	17 - 30	13 - 22
Principal Window End (date)	Apr 2017	Feb 2011	Apr 2009	Aug 2008

A-4
WAL (yrs)	12.17	5.00	2.74	1.98
Principal Window (mos)	126 - 168	52 - 70	30 - 36	22 - 26
Principal Window End (date)	Oct 2020	Aug 2012	Oct 2009	Dec 2008

A-5
WAL (yrs)	16.12	8.01	4.51	2.52
Principal Window (mos)	168 - 199	70 - 105	36 - 67	26 - 35
Principal Window End (date)	May 2023	Jul 2015	May 2012	Sep 2009

A-6
WAL (yrs)	8.02	6.53	5.17	3.88
Principal Window (mos)	37 - 199	37 - 105	41 - 67	35 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

A-7
WAL (yrs)	8.02	6.53	5.17	3.88
Principal Window (mos)	37 - 199	37 - 105	41 - 67	35 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-1
WAL (yrs)	11.21	5.79	4.11	3.80
Principal Window (mos)	67 - 199	37 - 105	40 - 67	43 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

M-2
WAL (yrs)	11.21	5.79	4.05	3.57
Principal Window (mos)	67 - 199	37 - 105	38 - 67	40 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

M-3
WAL (yrs)	11.21	5.79	4.01	3.44
Principal Window (mos)	67 - 199	37 - 105	37 - 67	38 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

M-4
WAL (yrs)	11.21	5.79	3.98	3.37
Principal Window (mos)	67 - 199	37 - 105	37 - 67	38 - 48
Principal Window End (date)	May 2023	Jul 2015	May 2012	Oct 2010

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	1.72	22	0.97	43	0.94	64	0.87	85	0.87
2	1.15	23	0.96	44	0.91	65	0.87	86	0.87
3	1.03	24	1.03	45	0.93	66	0.87	87	0.86
4	1.03	25	0.96	46	0.91	67	0.87	88	0.86
5	1.36	26	1.02	47	0.90	68	0.87	89	0.86
6	1.03	27	0.95	48	0.91	69	0.87	90	0.85
7	1.13	28	0.95	49	0.89	70	0.87	91	0.85
8	1.02	29	1.14	50	0.89	71	0.87	92	0.85
9	1.12	30	0.95	51	0.88	72	0.87	93	0.85
10	1.01	31	1.01	52	0.88	73	0.87	94	0.84
11	1.01	32	0.95	53	0.87	74	0.87	95	0.84
12	1.11	33	1.00	54	0.87	75	0.87	96	0.84
13	1.00	34	0.95	55	0.87	76	0.87	97	0.84
14	1.10	35	0.95	56	0.87	77	0.87	98	0.83
15	1.00	36	0.99	57	0.87	78	0.87	99	0.83
16	0.99	37	0.95	58	0.87	79	0.87	100	0.83
17	1.17	38	0.98	59	0.87	80	0.87	101	0.83
18	0.98	39	0.93	60	0.87	81	0.87	102	0.83
19	1.07	40	0.93	61	0.87	82	0.87	103	0.83
20	0.98	41	1.02	62	0.87	83	0.87	104	0.82
21	1.05	42	0.92	63	0.87	84	0.87	105	0.82

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.38%
4) Run to 10% Optional Termination

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)	Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)	Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)
1	5.35033	1.74	39	5.06958	0.99	77	5.27303	0.87
2	5.34864	1.17	40	5.06959	0.99	78	5.27762	0.87
3	5.35058	1.05	41	5.07182	1.06	79	5.28217	0.87
4	5.35131	1.05	42	5.07829	0.97	80	5.28668	0.87
5	5.34599	1.38	43	5.08819	0.98	81	5.29116	0.87
6	5.32977	1.06	44	5.09685	0.95	82	5.29559	0.87
7	5.29971	1.18	45	5.10284	0.96	83	5.29999	0.87
8	5.26066	1.09	46	5.10685	0.93	84	5.30435	0.87
9	5.21563	1.22	47	5.11269	0.92	85	5.30867	0.87
10	5.16619	1.14	48	5.12151	0.93	86	5.31294	0.87
11	5.11376	1.16	49	5.13247	0.91	87	5.31715	0.86
12	5.05981	1.28	50	5.14129	0.90	88	5.32131	0.86
13	5.00833	1.21	51	5.14666	0.89	89	5.32543	0.86
14	4.97222	1.31	52	5.14925	0.88	90	5.32949	0.85
15	4.95961	1.22	53	5.15290	0.87	91	5.33352	0.85
16	4.96953	1.20	54	5.15871	0.87	92	5.33750	0.85
17	4.97629	1.36	55	5.16626	0.87	93	5.34145	0.85
18	4.96920	1.19	56	5.17330	0.87	94	5.34536	0.84
19	4.94910	1.27	57	5.17918	0.87	95	5.34924	0.84
20	4.93523	1.18	58	5.18403	0.87	96	5.35308	0.84
21	4.93467	1.25	59	5.18865	0.87	97	5.35688	0.84
22	4.94654	1.16	60	5.19326	0.87	98	5.36062	0.83
23	4.95946	1.14	61	5.19786	0.87	99	5.36430	0.83
24	4.96943	1.20	62	5.20248	0.87	100	5.36791	0.83
25	4.97592	1.12	63	5.20711	0.87	101	5.37147	0.83
26	4.98043	1.17	64	5.21176	0.87	102	5.37498	0.83
27	4.98295	1.10	65	5.21645	0.87	103	5.37844	0.83
28	4.98389	1.09	66	5.22116	0.87	104	5.38186	0.82
29	4.98676	1.26	67	5.22591	0.87	105	5.38524	0.82
30	4.99271	1.08	68	5.23066	0.87
31	5.00125	1.12	69	5.23541	0.87
32	5.00946	1.06	70	5.24016	0.87
33	5.01630	1.10	71	5.24490	0.87
34	5.02227	1.04	72	5.24963	0.87
35	5.03044	1.04	73	5.25435	0.87
36	5.04181	1.07	74	5.25905	0.87
37	5.05525	1.02	75	5.26373	0.87
38	5.06516	1.04	76	5.26840	0.87

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	7.01	12.84	9.01
M-2	4.98	14.37	6.76
M-3	3.65	15.67	5.15
M-4	3.42	19.59	4.86

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward
8.	100% Principal and Interest Advancing
9.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$423,655,889.63
Number of Mortgage Loans	1,340
Average Scheduled Principal Balance:	$316,161.11	$29,829.83	$1,495,318.78
Weighted Average Gross Coupon:	7.211%	5.500%	10.750%
Non-Zero Weighted Average Original Credit Score:	692	620	816
Weighted Average Original LTV Ratio (1):	75.99%	17.24%	100.00%
Weighted Average Combined LTV Ratio (2):	75.99%	17.24%	100.00%
Weighted Average Fully Combined LTV Ratio(3):	82.74%	17.24%	100.00%
Weighted Average Effective LTV Ratio(4):	75.04%	17.24%	100.00%
Weighted Average Stated Remaining Term:	353 Months	176 Months	359 Months
Weighted Average Original Term:	356 Months	180 Months	360 Months
Weighted Average Seasoning:	3 Months	1 Month	9 Months
Weighted Average First Pay Date:	August 14, 2006	February 1, 2006	October 1, 2006
Percent Interest Only Loans:	39.62%
Percent Second Liens:	0.00%
Percent of First Liens with Silent Seconds:	36.88%

(1) Original LTV = Principal Balance at Origination / property value
(2) Combined LTV = Principal Balance at Origination + Senior Lien Balances (as applicable) / property value
(3) Fully Combined LTV = Principal Balance at Origination + Senior and known Junior Lien Balances (as applicable) / property value
(4) Effective LTV = (Principal Balance at Origination + Senior Lien Balances (as applicable) / property value)* (1-MI coverage %)

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Opteum	857	259,630,806.62	61.28	302,953.10	7.248	74.78	73.44	698
Ameriquest	460	160,907,658.52	37.98	349,799.26	7.147	77.71	77.71	682
Mortgage it	23	3,117,424.49	0.74	135,540.20	7.451	88.13	70.80	663
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Cenlar	549	161,744,002.22	38.18	294,615.67	7.231	75.05	73.29	698
Ameriquest	460	160,907,658.52	37.98	349,799.26	7.147	77.71	77.71	682
Wells Fargo	331	101,004,228.89	23.84	305,148.73	7.282	74.76	73.60	698
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Originator/Servicer of the Mortgage Loans

Originator/Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Opteum / Cenlar	549	161,744,002.22	38.18	294,615.67	7.231	75.05	73.29	698
Ameriquest / Ameriquest	460	160,907,658.52	37.98	349,799.26	7.147	77.71	77.71	682
Opteum / Wells Fargo	308	97,886,804.40	23.11	317,814.30	7.277	74.34	73.69	699
Mortgage It / Wells Fargo	23	3,117,424.49	0.74	135,540.20	7.451	88.13	70.80	663
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
15 Year Fixed Rate	35	8,466,828.83	2.00	241,909.40	6.955	65.85	65.03	710
20 Year Fixed Rate	11	2,340,038.50	0.55	212,730.77	7.357	77.50	77.50	683
25 Year Fixed Rate	2	604,045.81	0.14	302,022.91	7.372	73.84	73.84	641
30 Year Fixed Rate	653	199,718,414.31	47.14	305,847.50	7.200	75.56	74.46	693
30 Year Fixed Rate IO	503	167,870,932.76	39.62	333,739.43	7.246	76.18	75.40	691
40/30 Fixed Balloon	61	16,472,664.36	3.89	270,043.68	7.330	76.69	73.95	697
50/30 Fixed Balloon	5	2,003,963.85	0.47	400,792.77	6.842	69.20	69.20	743
Fixed Dual Am 40/20	70	26,179,001.21	6.18	373,985.73	7.093	81.40	81.40	674
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Principal Balances of the Mortgage Loans

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
30,000.00 - 50,000.00	3	110,164.68	0.03	36,721.56	7.519	42.35	42.35	685
50,000.01 - 75,000.00	40	2,561,100.36	0.60	64,027.51	8.020	72.78	68.26	678
75,000.01 - 100,000.00	45	3,986,225.05	0.94	88,582.78	7.983	75.72	70.18	679
100,000.01 - 125,000.00	76	8,668,958.90	2.05	114,065.25	7.792	77.41	72.56	680
125,000.01 - 150,000.00	94	12,930,660.06	3.05	137,560.21	7.490	77.95	74.17	684
150,000.01 - 175,000.00	76	12,377,687.64	2.92	162,864.31	7.468	76.77	73.44	683
175,000.01 - 200,000.00	86	16,279,606.74	3.84	189,297.75	7.504	76.94	75.21	677
200,000.01 - 225,000.00	63	13,427,556.30	3.17	213,135.81	7.533	77.42	74.79	683
225,000.01 - 250,000.00	63	15,007,347.31	3.54	238,211.86	7.395	74.78	73.28	675
250,000.01 - 275,000.00	60	15,739,802.80	3.72	262,330.05	7.374	76.96	76.36	684
275,000.01 - 300,000.00	101	29,200,292.29	6.89	289,111.80	7.354	75.51	75.25	680
300,000.01 - 350,000.00	140	45,607,947.55	10.77	325,771.05	7.243	77.35	75.66	672
350,000.01 - 400,000.00	105	39,375,489.78	9.29	375,004.66	7.123	79.33	78.02	681
400,000.01 - 450,000.00	115	49,063,632.06	11.58	426,640.28	7.100	76.28	76.28	691
450,000.01 - 500,000.00	91	43,561,816.85	10.28	478,701.28	7.104	75.63	75.63	698
500,000.01 - 600,000.00	98	53,369,829.14	12.60	544,590.09	7.029	77.11	77.11	706
600,000.01 - 700,000.00	45	28,984,980.95	6.84	644,110.69	6.943	74.36	74.16	718
700,000.01 - 800,000.00	21	15,669,639.95	3.70	746,173.33	7.006	71.47	71.47	722
800,000.01 - 900,000.00	7	6,019,515.00	1.42	859,930.71	7.052	73.40	73.40	706
900,000.01 - 1,000,000.00	9	8,788,317.44	2.07	976,479.72	6.944	63.05	63.05	730
1,400,000.01 - 1,500,000.00	2	2,925,318.78	0.69	1,462,659.39	7.431	57.08	57.08	720
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The average loan balance of the mortgage loans at origination was $316,627.96.

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
29,829.83 - 50,000.00	4	160,095.22	0.04	40,023.81	7.513	36.16	36.16	670
50,000.01 - 75,000.00	39	2,511,169.82	0.59	64,388.97	8.031	73.78	69.17	679
75,000.01 - 100,000.00	45	3,986,225.05	0.94	88,582.78	7.983	75.72	70.18	679
100,000.01 - 125,000.00	76	8,668,958.90	2.05	114,065.25	7.792	77.41	72.56	680
125,000.01 - 150,000.00	94	12,930,660.06	3.05	137,560.21	7.490	77.95	74.17	684
150,000.01 - 175,000.00	76	12,377,687.64	2.92	162,864.31	7.468	76.77	73.44	683
175,000.01 - 200,000.00	86	16,279,606.74	3.84	189,297.75	7.504	76.94	75.21	677
200,000.01 - 225,000.00	64	13,652,470.91	3.22	213,319.86	7.532	77.54	74.79	684
225,000.01 - 250,000.00	62	14,782,432.70	3.49	238,426.33	7.393	74.63	73.25	674
250,000.01 - 275,000.00	60	15,739,802.80	3.72	262,330.05	7.374	76.96	76.36	684
275,000.01 - 300,000.00	103	29,798,960.13	7.03	289,310.29	7.350	75.60	75.35	679
300,000.01 - 350,000.00	139	45,358,339.37	10.71	326,318.99	7.237	77.33	75.64	672
350,000.01 - 400,000.00	105	39,425,151.55	9.31	375,477.63	7.127	79.11	77.81	682
400,000.01 - 450,000.00	116	49,563,915.17	11.70	427,275.13	7.099	76.62	76.62	691
450,000.01 - 500,000.00	89	42,662,812.31	10.07	479,357.44	7.109	75.38	75.38	698
500,000.01 - 600,000.00	98	53,369,829.14	12.60	544,590.09	7.029	77.11	77.11	706
600,000.01 - 700,000.00	45	28,984,980.95	6.84	644,110.69	6.943	74.36	74.16	718
700,000.01 - 800,000.00	21	15,669,639.95	3.70	746,173.33	7.006	71.47	71.47	722
800,000.01 - 900,000.00	7	6,019,515.00	1.42	859,930.71	7.052	73.40	73.40	706
900,000.01 - 1,000,000.00	9	8,788,317.44	2.07	976,479.72	6.944	63.05	63.05	730
1,400,000.01 - 1,495,318.78	2	2,925,318.78	0.69	1,462,659.39	7.431	57.08	57.08	720
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The average loan balance of the mortgage loans as of the cut-off date was $316,161.11.

Gross Mortgage Rates of the Mortgage Loans

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
5.500 - 5.500	1	267,215.62	0.06	267,215.62	5.500	70.00	70.00	681
5.501 - 6.000	9	3,296,146.29	0.78	366,238.48	5.914	66.67	66.67	749
6.001 - 6.500	151	63,196,814.37	14.92	418,521.95	6.254	68.16	68.11	729
6.501 - 7.000	359	129,322,143.14	30.53	360,228.81	6.848	74.33	74.01	699
7.001 - 7.500	365	110,733,233.14	26.14	303,378.72	7.309	76.84	75.92	683
7.501 - 8.000	276	74,627,669.87	17.62	270,390.11	7.776	80.24	78.67	671
8.001 - 8.500	106	26,694,209.25	6.30	251,832.16	8.290	82.59	80.18	670
8.501 - 9.000	36	8,703,726.30	2.05	241,770.17	8.783	86.57	81.55	660
9.001 - 9.500	19	3,394,069.24	0.80	178,635.22	9.286	83.93	76.16	668
9.501 - 10.000	8	2,024,821.93	0.48	253,102.74	9.763	86.21	84.26	660
10.001 - 10.500	6	671,751.22	0.16	111,958.54	10.176	89.37	89.37	685
10.501 - 10.750	4	724,089.26	0.17	181,022.32	10.693	85.14	85.14	661
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 7.211%.

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
180 - 240	46	10,806,867.33	2.55	234,931.90	7.042	68.37	67.73	705
241 - 360	1,294	412,849,022.30	97.45	319,048.70	7.216	76.19	75.23	691
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 356 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
176 - 180	35	8,466,828.83	2.00	241,909.40	6.955	65.85	65.03	710
181 - 240	11	2,340,038.50	0.55	212,730.77	7.357	77.50	77.50	683
241 - 300	2	604,045.81	0.14	302,022.91	7.372	73.84	73.84	641
301 - 359	1,292	412,244,976.49	97.31	319,075.06	7.216	76.20	75.24	691
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 353 months.

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
1-6	1,337	422,930,195.23	99.83	316,327.75	7.211	75.98	75.02	692
7-9	3	725,694.40	0.17	241,898.13	7.524	85.12	85.12	648
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average seasoning of the mortgage loans as of the cut-off date was 3 months.

Combined Loan-To-Value Ratio of the Mortgage Loans

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
17.24 - 20.00	1	249,578.73	0.06	249,578.73	6.875	17.24	17.24	622
20.01 - 25.00	8	1,029,684.01	0.24	128,710.50	7.005	22.08	22.08	711
25.01 - 30.00	6	808,197.83	0.19	134,699.64	7.032	27.66	27.66	693
30.01 - 35.00	3	1,145,598.68	0.27	381,866.23	6.706	33.27	33.27	727
35.01 - 40.00	5	885,037.87	0.21	177,007.57	7.074	38.08	38.08	744
40.01 - 45.00	16	4,923,250.07	1.16	307,703.13	6.634	42.78	42.78	731
45.01 - 50.00	24	7,665,500.01	1.81	319,395.83	6.692	48.51	48.51	742
50.01 - 55.00	21	7,486,844.98	1.77	356,516.43	6.624	52.94	52.94	729
55.01 - 60.00	38	12,567,343.72	2.97	330,719.57	6.713	58.04	58.04	707
60.01 - 65.00	109	45,283,699.35	10.69	415,446.78	6.635	63.50	63.50	715
65.01 - 70.00	80	26,878,957.84	6.34	335,986.97	7.077	68.71	68.71	689
70.01 - 75.00	117	39,646,939.09	9.36	338,862.73	7.186	73.94	73.94	685
75.01 - 80.00	625	192,201,541.03	45.37	307,522.47	7.329	79.67	79.64	691
80.01 - 85.00	73	24,981,741.20	5.90	342,215.63	7.194	84.19	83.49	671
85.01 - 90.00	132	37,214,988.69	8.78	281,931.73	7.610	89.36	84.29	666
90.01 - 95.00	68	18,316,561.70	4.32	269,361.20	7.716	94.65	87.96	677
95.01 - 100.00	14	2,370,424.83	0.56	169,316.06	8.475	99.75	71.02	699
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 75.99%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
17.24 - 20.00	1	249,578.73	0.06	249,578.73	6.875	17.24	17.24	622
20.01 - 25.00	8	1,029,684.01	0.24	128,710.50	7.005	22.08	22.08	711
25.01 - 30.00	6	808,197.83	0.19	134,699.64	7.032	27.66	27.66	693
30.01 - 35.00	3	1,145,598.68	0.27	381,866.23	6.706	33.27	33.27	727
35.01 - 40.00	5	885,037.87	0.21	177,007.57	7.074	38.08	38.08	744
40.01 - 45.00	16	4,923,250.07	1.16	307,703.13	6.634	42.78	42.78	731
45.01 - 50.00	22	7,014,162.52	1.66	318,825.57	6.696	48.66	48.66	739
50.01 - 55.00	19	6,188,711.29	1.46	325,721.65	6.662	52.78	52.78	721
55.01 - 60.00	37	12,497,929.29	2.95	337,781.87	6.720	57.55	57.55	711
60.01 - 65.00	97	38,889,447.88	9.18	400,922.14	6.605	63.40	63.40	712
65.01 - 70.00	63	23,415,379.79	5.53	371,672.70	6.995	68.28	68.28	684
70.01 - 75.00	79	28,713,886.75	6.78	363,466.92	7.151	73.53	73.53	680
75.01 - 80.00	184	65,718,628.64	15.51	357,166.46	7.177	78.79	78.70	693
80.01 - 85.00	77	27,101,135.21	6.40	351,962.79	7.142	82.96	82.37	681
85.01 - 90.00	191	59,402,432.43	14.02	311,007.50	7.453	84.69	81.51	682
90.01 - 95.00	138	42,303,140.03	9.99	306,544.49	7.484	84.75	81.86	692
95.01 - 100.00	394	103,369,688.61	24.40	262,359.62	7.460	79.89	79.22	687
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.74%.

Effective Loan-To-Value Ratio of the Mortgage Loans

Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
17.24 - 20.00	1	249,578.73	0.06	249,578.73	6.875	17.24	17.24	622
20.01 - 25.00	8	1,029,684.01	0.24	128,710.50	7.005	22.08	22.08	711
25.01 - 30.00	6	808,197.83	0.19	134,699.64	7.032	27.66	27.66	693
30.01 - 35.00	3	1,145,598.68	0.27	381,866.23	6.706	33.27	33.27	727
35.01 - 40.00	5	885,037.87	0.21	177,007.57	7.074	38.08	38.08	744
40.01 - 45.00	16	4,923,250.07	1.16	307,703.13	6.634	42.78	42.78	731
45.01 - 50.00	24	7,665,500.01	1.81	319,395.83	6.692	48.51	48.51	742
50.01 - 55.00	21	7,486,844.98	1.77	356,516.43	6.624	52.94	52.94	729
55.01 - 60.00	38	12,567,343.72	2.97	330,719.57	6.713	58.04	58.04	707
60.01 - 65.00	153	53,677,763.88	12.67	350,835.06	6.857	68.15	63.40	712
65.01 - 70.00	112	32,413,592.71	7.65	289,407.08	7.156	72.32	68.44	688
70.01 - 75.00	128	41,631,903.40	9.83	325,249.25	7.210	74.49	73.97	685
75.01 - 80.00	625	191,662,203.83	45.24	306,659.53	7.330	79.68	79.68	691
80.01 - 85.00	64	23,229,125.20	5.48	362,955.08	7.153	84.14	84.14	670
85.01 - 90.00	92	29,489,002.13	6.96	320,532.63	7.596	89.32	89.32	662
90.01 - 95.00	42	14,372,865.46	3.39	342,211.08	7.599	94.61	94.61	671
95.01 - 100.00	2	418,397.12	0.10	209,198.56	9.946	100.00	100.00	686
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 75.04%.

Occupancy Type of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Primary	1,161	378,572,302.54	89.36	326,074.33	7.155	76.15	75.35	690
Investor	146	35,517,845.37	8.38	243,272.91	7.745	74.71	73.20	704
Second Home	33	9,565,741.72	2.26	289,870.96	7.445	74.35	69.86	718
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Single Family	890	283,405,341.08	66.90	318,432.97	7.193	76.27	75.42	688
PUD	248	75,916,666.16	17.92	306,115.59	7.202	76.10	74.94	701
Two to Four Family	112	41,499,938.94	9.80	370,535.17	7.298	74.15	73.57	696
Condominium	90	22,833,943.45	5.39	253,710.48	7.310	75.50	73.41	697
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Cash-Out Refinance	603	206,630,267.31	48.77	342,670.43	7.136	74.25	73.41	681
Purchase	604	176,435,526.54	41.65	292,111.80	7.366	78.88	77.84	701
Rate/Term Refinance	133	40,590,095.78	9.58	305,188.69	6.921	72.34	71.18	706
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Documentation of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Stated	615	200,346,506.80	47.29	325,766.68	7.374	76.28	75.29	692
Full	475	154,764,898.21	36.53	325,820.84	6.950	77.10	76.43	690
None	230	62,478,209.71	14.75	271,644.39	7.361	72.41	70.79	697
Limited	20	6,066,274.91	1.43	303,313.75	6.961	75.16	75.16	674
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Lien Position of the Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
First	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Prepayment Penalty Status of the Mortgage Loans

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Has Prepayment Penalties	907	275,464,214.21	65.02	303,709.17	7.190	75.29	74.62	689
No Prepayment Penalties	433	148,191,675.42	34.98	342,244.05	7.251	77.30	75.82	697
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Prepayment Penalty Term of the Mortgage Loans

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	433	148,191,675.42	34.98	342,244.05	7.251	77.30	75.82	697
6	10	4,388,953.31	1.04	438,895.33	7.481	67.84	67.84	730
7	3	1,390,400.00	0.33	463,466.67	7.844	80.00	80.00	657
12	214	64,561,529.59	15.24	301,689.39	7.346	76.19	74.85	687
24	23	6,648,522.40	1.57	289,066.19	7.496	83.58	83.12	686
30	1	422,141.09	0.10	422,141.09	7.990	90.00	90.00	636
36	651	196,599,415.10	46.41	301,996.03	7.117	74.79	74.31	689
60	5	1,453,252.72	0.34	290,650.54	7.105	79.00	79.00	696
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Prepayment Penalty Type of the Mortgage Loans

Prepayment Penalty Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Hard Prepay Only	798	241,688,025.40	57.05	302,867.20	7.211	75.88	75.18	686
No Prepay	433	148,191,675.42	34.98	342,244.05	7.251	77.30	75.82	697
Soft Prepay Only	69	21,329,302.63	5.03	309,120.33	7.029	72.25	71.50	712
Hard/Soft Prepay	40	12,446,886.18	2.94	311,172.15	7.069	69.15	69.15	700
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Geographic Concentration of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
California	476	195,945,762.20	46.25	411,650.76	6.957	72.60	72.48	704
New York	103	41,906,429.47	9.89	406,858.54	7.275	77.76	77.36	685
Florida	123	31,438,505.89	7.42	255,597.61	7.669	78.48	76.58	672
Georgia	126	24,619,230.91	5.81	195,390.72	7.408	79.36	77.47	691
New Jersey	62	22,984,193.57	5.43	370,712.80	7.405	77.77	76.20	673
Maryland	27	8,326,675.45	1.97	308,395.39	6.960	79.95	79.95	666
Arizona	31	8,287,956.93	1.96	267,353.45	7.401	80.04	78.97	695
Illinois	27	7,202,499.72	1.70	266,759.25	7.532	81.75	81.09	664
Massachusetts	22	7,160,543.51	1.69	325,479.25	7.297	77.86	73.88	703
Washington	23	7,033,941.44	1.66	305,823.54	6.969	76.16	74.82	700
Pennsylvania	34	6,715,620.19	1.59	197,518.24	7.594	77.70	75.29	682
Texas	38	6,619,211.94	1.56	174,189.79	7.991	84.85	81.03	665
Hawaii	13	6,145,044.33	1.45	472,695.72	7.330	78.30	78.30	687
Virginia	20	5,823,445.98	1.37	291,172.30	7.423	74.88	74.51	686
Nevada	13	4,836,546.14	1.14	372,042.01	6.886	75.56	75.56	702
Connecticut	16	4,481,692.92	1.06	280,105.81	7.079	78.18	76.24	676
North Carolina	16	3,239,166.55	0.76	202,447.91	7.604	82.28	73.93	682
Colorado	14	3,158,952.60	0.75	225,639.47	7.185	80.30	79.20	718
Rhode Island	12	3,000,179.87	0.71	250,014.99	7.322	81.03	81.03	664
Tennessee	18	2,618,657.73	0.62	145,480.98	7.542	79.90	75.33	653
Utah	6	2,112,412.72	0.50	352,068.79	7.894	75.87	75.87	698
South Carolina	12	1,977,822.17	0.47	164,818.51	7.788	82.89	75.95	702
New Hampshire	6	1,878,649.28	0.44	313,108.21	7.292	76.77	76.77	681
Oregon	10	1,608,413.94	0.38	160,841.39	7.264	81.38	77.53	672
Ohio	15	1,556,698.15	0.37	103,779.88	7.627	85.87	76.63	674
Alabama	6	1,436,244.06	0.34	239,374.01	8.466	83.96	81.84	674
Delaware	5	1,337,720.86	0.32	267,544.17	7.333	78.81	78.81	667
Michigan	8	1,230,883.41	0.29	153,860.43	7.859	85.87	84.10	652
Maine	5	1,112,236.35	0.26	222,447.27	7.594	76.97	76.97	670
Oklahoma	6	1,074,756.19	0.25	179,126.03	7.781	87.00	87.00	657
Minnesota	6	1,071,108.23	0.25	178,518.04	8.096	81.51	76.55	656
Louisiana	5	880,613.07	0.21	176,122.61	7.995	78.31	78.31	640
Wisconsin	5	852,571.43	0.20	170,514.29	7.514	79.48	75.16	657
Indiana	6	630,724.23	0.15	105,120.71	8.610	87.97	85.18	690
Missouri	4	591,905.45	0.14	147,976.36	7.755	85.71	72.06	694
District of Columbia	2	523,594.72	0.12	261,797.36	7.845	80.00	80.00	739
Kentucky	4	441,549.63	0.10	110,387.41	7.676	84.23	73.94	705
Arkansas	2	377,549.16	0.09	188,774.58	9.082	85.61	85.61	636
Vermont	3	296,496.62	0.07	98,832.21	7.572	82.66	73.28	705
Alaska	1	288,214.95	0.07	288,214.95	7.990	74.12	74.12	638
Kansas	3	273,218.72	0.06	91,072.91	8.059	86.72	72.47	670
Idaho	2	225,737.07	0.05	112,868.54	7.788	82.61	82.61	648
New Mexico	1	123,855.60	0.03	123,855.60	10.650	80.00	80.00	627
Nebraska	1	117,230.14	0.03	117,230.14	7.375	93.25	65.28	671
Montana	1	61,596.31	0.01	61,596.31	7.250	95.00	66.50	727
Mississippi	1	29,829.83	0.01	29,829.83	8.250	43.17	43.17	636
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Mortgage Insurance Provider of the Mortgage Loans

Mortgage Insurance Provider	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
NONE	1,252	407,651,563.12	96.22	325,600.29	7.187	75.40	75.40	692
GEMICO	2	493,162.73	0.12	246,581.37	7.665	89.99	64.51	687
MGIC	5	539,759.25	0.13	107,951.85	7.974	95.65	65.34	653
PMI	17	3,992,799.68	0.94	234,870.57	7.752	89.98	65.85	695
RADIAN	29	5,330,754.64	1.26	183,819.13	7.699	90.35	67.63	695
RMIC	3	769,620.13	0.18	256,540.04	7.662	87.87	68.97	665
TRIAD	1	123,655.22	0.03	123,655.22	8.125	89.94	67.45	699
UNITEDGUARANTY	31	4,754,574.86	1.12	153,373.38	8.044	92.91	63.65	687
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Mortgage Insurance Coverage

Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	1,252	407,651,563.12	96.22	325,600.29	7.187	75.40	75.40	692
6	1	90,662.80	0.02	90,662.80	6.990	85.00	79.90	709
12	9	2,291,953.20	0.54	254,661.47	7.565	82.75	72.82	674
17	3	323,011.11	0.08	107,670.37	7.237	89.32	74.14	697
25	20	3,293,312.20	0.78	164,665.61	7.690	89.80	67.35	685
30	29	5,862,719.30	1.38	202,162.73	7.626	90.87	63.61	685
35	26	4,142,667.90	0.98	159,333.38	8.420	97.21	63.19	706
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Credit Score of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
620 - 624	61	17,034,452.69	4.02	279,253.32	7.506	77.60	77.60	622
625 - 649	284	77,585,442.86	18.31	273,188.18	7.514	77.87	77.34	637
650 - 674	308	91,320,399.71	21.56	296,494.80	7.389	78.85	77.76	663
675 - 699	246	80,429,135.75	18.98	326,947.71	7.230	77.48	76.14	687
700 - 724	154	49,977,758.47	11.80	324,530.90	7.167	75.90	74.35	712
725 - 749	108	35,477,981.58	8.37	328,499.83	6.937	73.28	71.81	737
750 - 774	105	41,565,848.11	9.81	395,865.22	6.823	71.84	71.57	762
775 - 799	57	22,826,706.01	5.39	400,468.53	6.645	68.40	67.77	786
800 - 816	17	7,438,164.45	1.76	437,539.09	6.514	61.67	61.67	805
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 692.

Interest Only Term of the Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	837	255,784,956.87	60.38	305,597.32	7.188	75.87	74.81	692
60	48	18,811,975.05	4.44	391,916.15	6.913	77.61	77.61	682
120	455	149,058,957.71	35.18	327,602.10	7.288	75.99	75.12	693
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
0 X 30 Days Delinquent	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692
Total:	1,340	423,655,889.63	100.00	316,161.11	7.211	75.99	75.04	692

Rating Agency Contacts

Standard & Poor’s
Spencer Van Kirk	(212)-438-3135
Errol Arne	(212)-438-2089

Moody’s
Arif Bekiroglu	(212) 553-7761

Dominion Bond Rating Service
Sagar Kongettira	(212) 806-3266
Quincy Tang	(212) 806-3266

Citigroup Global Markets Inc.